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                         [LETTERHEAD OF ALSTON & BIRD]


                               December 23, 1996


AccuStaff Incorporated
6440 Atlantic Boulevard
Jacksonville, Florida 32211


     Re: Form S-3 Registration Statement-Resale by Shareholders of AccuStaff Incorporated

Ladies and Gentlemen:

     We have acted as counsel for AccuStaff Incorporated, a Florida corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 5,146,672 issued and outstanding shares (the "Outstanding Shares") of the Corporation's common stock, $.01 par value ("Common Stock") and 405,320 shares of Common Stock to be issued in connection with the Corporation's pending acquisition of LIT, Inc. and an affiliated company (the "LIT Shares"), which are being offered for the account of certain selling shareholders (the "Selling Shareholders"). All of these Shares were acquired or are to be acquired by the Selling Shareholders from the Corporation in connection with the acquisition by the Corporation of HJM Consulting, Inc.; The McKinley Group, Inc.; Staffware, Inc.; Datacorp Business Systems, Inc; Legal Support Personnel, Inc.; in connection with its Third Amended and Restated Credit Facility and in connection with the Company's pending acquisition of LIT, Inc. and an affiliated company. The Corporation will not receive any proceeds from the sale of the Shares. The opinion hereinafter set forth is given to the Commission at the request of the Corporation pursuant to Item 16 of Form S-3 and
Item 601(b)(5) of Regulation S-K.

     This Opinion Letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretative Standards are incorporated in this Opinion Letter by this reference. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and in the Registration Statement.


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AccuStaff Incorporated
December 23, 1996
Page 2


     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia.

     Based upon the foregoing, it is our opinion that the Outstanding Shares have been duly authorized and are legally and validly issued, fully paid and nonassessable. It is also our opinion that the LIT shares have been duly and validly authorized, and upon issuance thereof as provided for in the Agreement and Plan of Merger relating to the acquisition of LIT, Inc. and its affiliated company, will be validly issued, fully paid and nonassessable.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                                   Sincerely,
                                                   ALSTON & BIRD

                                                   /s/ JEFFREY A. ALLRED.

                                                   Jeffrey A. Allred, a Partner

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